UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 29, 2013

ALTRIA GROUP, INC.
(Exact name of registrant as specified in its charter)

Virginia	1-08940	13-3260245
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6601 West Broad Street, Richmond, Virginia	23230
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (804) 274-2200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Departure of Director
On January 29, 2013, Dr. Elizabeth E. Bailey, a director of Altria Group, Inc. (the “Company”) since 1989, notified the Company of her decision to retire from service on its Board of Directors following the completion of her current term. Consequently, Dr. Bailey will not stand for re-election to the Board of Directors at the 2013 Annual Meeting of Shareholders, which is presently anticipated to be held on May 16, 2013.
In connection with the foregoing, the Company issued a press release, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Annual Compensation Committee Decisions
Restricted Stock Awards. On January 29, 2013, the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”) approved the grant of shares of restricted stock under the 2010 Performance Incentive Plan (which was approved by the Company’s shareholders on May 20, 2010) to the following executive officers in the amounts indicated below:

Name	Shares of Restricted Stock
Martin J. Barrington	160,000
David R. Beran	56,310
Craig A. Johnson	37,790
Denise F. Keane	48,900
Howard A. Willard III	48,900
The restricted stock awards vest three years from the grant date. Individual award amounts were subject to and comply with the limits prescribed by the shareholder-approved 2010 Performance Incentive Plan. A copy of the form of restricted stock agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Base Salaries. On January 29, 2013, the Compensation Committee approved the following base salaries, effective March 1, 2013, for the following executive officers in the amounts indicated below:

Name	Base Salary Amount
Martin J. Barrington	$1,200,000
David R. Beran	$908,000
Craig A. Johnson	$825,000
Denise F. Keane	$863,000
Howard A. Willard III	$651,000
Annual Incentive Awards. On January 29, 2013, the Compensation Committee approved annual incentive awards for 2012, payable in cash, to the following executive officers in the amounts indicated below:

Name	Annual Incentive Award
Martin J. Barrington	$2,500,000
David R. Beran	$1,300,000
Craig A. Johnson	$900,000
Denise F. Keane	$1,050,000
Howard A. Willard III	$750,000

Individual award amounts were subject to and comply with the limits prescribed by the shareholder-approved 2010 Performance Incentive Plan.
Future Programs. On January 29, 2013, the Compensation Committee approved the formula that will be used to determine the maximum award amounts for 2013 annual incentive awards. The formula reflects the Company’s intention to qualify, to the extent possible and desirable under the circumstances, cash incentive compensation paid to officers as performance-based compensation that is not subject to the tax deductibility limitations of Section 162(m) of the Internal Revenue Code (“Section 162(m)”).
Under the formula, the maximum annual incentive award amounts will be equal to 0.23 percent of the Company’s 2013 adjusted net earnings for the Chairman and Chief Executive Officer and 0.115 percent of the Company’s 2013 adjusted net earnings for each of the other covered officers whose compensation is subject to the tax deductibility limitations of Section 162(m). Adjusted net earnings of the Company will be defined as the net earnings before extraordinary items, discontinued operations and the cumulative effect of accounting changes and excluding certain other items designated by the Compensation Committee. In addition, individual award amounts will be limited to the shareholder-approved maximum of $10.0 million as provided in the 2010 Performance Incentive Plan.
In addition, on January 29, 2013, the Compensation Committee approved the formula that will be used to determine the maximum award amounts for 2014 equity awards. The formula reflects the Company’s intention to qualify, to the extent possible and desirable under the circumstances, equity awards made to officers as performance-based compensation that is not subject to the deductibility limitations of Section 162(m).
Under the formula, the maximum equity award grant value will be equal to 0.33 percent of the Company’s 2013 adjusted net earnings for the Chairman and Chief Executive Officer and 0.165 percent of the Company’s 2013 adjusted net earnings for each of the other covered officers whose compensation is subject to the tax deductibility limitations of Section 162(m). Adjusted net earnings of the Company will be defined as the net earnings before extraordinary items, discontinued operations and the cumulative effect of accounting changes and excluding certain other items designated by the Compensation Committee. In addition, individual awards will be limited to the shareholder-approved maximum of one million shares as provided in the 2010 Performance Incentive Plan.

Item 9.01.	Financial Statements and Exhibits.
(d)     Exhibits

10.1	Form of Restricted Stock Agreement, dated as of January 29, 2013
99.1	Altria Group, Inc. Press Release, dated January 31, 2013

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTRIA GROUP, INC.

By:	/s/ W. HILDEBRANDT SURGNER, JR.
Name:	W. Hildebrandt Surgner, Jr.
Title:	Corporate Secretary and
Senior Assistant General Counsel
DATE: January 31, 2013

EXHIBIT INDEX
Exhibit No.    Description

10.1	Form of Restricted Stock Agreement, dated as of January 29, 2013
99.1	Altria Group, Inc. Press Release, dated January 31, 2013

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